UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020 (August 6, 2020)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 8 Han Huang Road Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2020, Kingold Jewelry Inc. (the “Company”) notified The NASDAQ Stock Market (“NASDAQ”) of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market.  On August 21, 2020, following a ten-day period that commences after the Company provided notice of its intent to delist to NASDAQ, the Company intends to file with NASDAQ and the U.S. Securities and Exchange Commission (the “SEC”), a Form 25 relating to the delisting of its common stock from the NASDAQ Capital Market. It is anticipated that trading of the Company’s common stock on the Nasdaq Capital Market will be suspended upon the filing of the Form 25 on August 21, 2020. The delisting will become effective on August 31, 2020, ten days after the filing date of the Form 25. The Company expects its common stock to be quoted and traded on the OTC Markets from the filing of the Form 25 on August 21, 2020, although it cannot assure that this will be the case.

The decision to delist from NASDAQ resulted from the Board of Directors’ review of numerous factors, particularly the cost and feasibility of ongoing compliance with the NASDAQ listing requirements and the Company’s current financial condition.  In considering whether to delist from NASDAQ, the Company considered in particular that it had received written notices dated June 30, 2020 and July 2, 2020 from the Listing Qualifications department of The NASDAQ Stock Market (the “Notices”) indicating that the Company is not in compliance with the requirements of NASDAQ Listing Rule 5250(c)(1) to file its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the period ended March 31, 2020. Pursuant to the Notices, the Company was required to submit a plan to regain compliance with Rule 5250(c)(1) for the delinquent Form 10-K and Form 10-Q.

On July 16, 2020, the Company submitted such plan to the Listing Qualifications department and was advised by telephone on August 6, 2020 that the plan was not accepted. As such, the Company understands that it is likely NASDAQ will commence procedures to delist the Company’s common stock from the NASDAQ Capital Market. Upon being advised of the rejection of the plan, the Board of the Company weighed the likelihood of prevailing on an appeal of delisting against the cost of such an appeal and determined to file a voluntary delisting notice.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments. Forward-looking statements include, without limitation: statements regarding the delisting of the Company’s common stock from the Nasdaq Capital Market and the quotation of the Company’s common stock on the OTC Markets. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: the risks that are described from time to time in the Company’s reports filed with the SEC. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press release dated August 11, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Title:	Zhihong Jia Chief Executive Officer

Date: August 11, 2020